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                                                                   Exhibit 3.29


                             ARTICLES of INCORPORATION

                                         OF

                               Efratom Holding, Inc.


                                      ARTICLE I

     The name of the Corporation is Efratom Holding, Inc.


                                      ARTICLE II

     The Corporation is incorporated under Colorado law.


                                     ARTICLE III

     The purposes for which the Corporation is organized and its powers are as follows:

          1. To engage in the transaction of all lawful business or pursue any other lawful purpose or purposes for which a corporation may be incorporated under Colorado law.

          2. To have, enjoy, and exercise all of the rights, powers, and privileges conferred upon corporations incorporated pursuant to Colorado law, whether now or hereafter in effect, and whether or not herein specifically mentioned.

     The foregoing enumeration of purposes and powers shall not limit or restrict in any manner the transaction of other business, the pursuit of other purposes, or the exercise of other and further rights and powers that may now or hereafter be permitted or provided by law.



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                                      ARTICLE IV

          1. The Corporation shall have authority to issue a total of one million (1,000,000) shares, of common stock with no par value.

          2. Shareholders shall have no preemptive rights to acquire unissued or treasury shares of the Corporation, securities convertible into shares, or carrying a right to subscribe for or acquire shares, or stock options.

          3. Cumulative voting shall not be permitted in the election of directors.


                                      ARTICLE V

     By the affirmative vote or concurrence of the holders of a majority of the outstanding shares of the Corporation, or any class or series thereof, the shareholders may take any action that, but for this Article, would require a two-thirds affirmative vote or concurrence of the holders of the outstanding shares, or of any class or series thereof, under the Colorado Corporation Code.


                                      ARTICLE VI

          1. The business and affairs of the Corporation shall be managed by a board of directors, which shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose.

          2. The initial board of directors shall consist of the following members, each of whom shall serve until the first annual meeting of shareholders and until his successor is elected and qualified.

Director            Address
--------            -------
Donovan B. Hicks    10 Longs Peak Drive, Broomfield, CO 80021-2510

Donald C. Lewis     10 Longs Peak Drive, Broomfield, CO 80021-2510

Hillary E. Johnson  10 Longs Peak Drive, Broomfield, CO80021-2510


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          3.   The number of directors may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, but no decrease shall have the effect of shortening the term of any incumbent director.


                                     ARTICLE VII

     The initial registered office of the Corporation shall be 1675 Broadway, Denver, CO 80202, and the initial registered agent at such address shall be The Corporation Company. The principal place of business shall initially be at 10 Longs Peak Drive, Broomfield, CO 80021.


                                     ARTICLE VIII

     No contract or any other transaction between the Corporation and one or more of its directors or any other corporation, partnership, joint venture, trust, association, other entity, or employee benefit plan in which one or more of the Corporation's directors or officers are directors or officers or are in any similar managerial or fiduciary position or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors or officers are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose, so long as such contract or transaction satisfies the requirements explicitly set forth in the Colorado Corporation Code for contracts between a corporation and its directors.


                                      ARTICLE IX

     The Corporation shall indemnify each person who is or was a director, officer or employee of the Corporation, or of any other corporation, partnership, joint venture, trust or other enterprise which he is serving or served in any capacity at the request of the Corporation, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether actual or threatened, brought by or in the right of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Corpora-


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tion or of such other corporation, partnership, joint venture, trust or other enterprise or by reason of any past or future action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, and, in addition, in any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, there shall be no indemnification (a) as to amounts paid or payable to the Corporation, or such other corporation partnership, joint venture, trust or other enterprise, as the case may be, for or based upon the director, officer or employee having gained in fact any personal profit or advantage to which he was not legally entitled; (b) as to amounts paid or payable to the Corporation for an accounting of profits in fact made from the purchase or sale of securities of the Corporation within the meaning of
Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law; or (c) with respect to matters as to which indemnification would be in contravention of the laws of the State of Colorado or of the United States of America, whether as a matter of public policy or pursuant to statutory provisions.

     Any such director, officer or employee who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described herein shall be entitled to indemnification as of right, except to the extent he has otherwise been indemnified. Except as provided in the preceding sentence, any indemnification hereunder shall be granted by the Corporation, but only if
(a) the board of directors, acting by a quorum consisting of the directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding, shall find that the director, officer or employee has met the applicable standards of conduct set forth in the first paragraph of this Article IX; or (b) outside legal counsel engaged by the Corporation (who may be regular counsel of the Corporation) shall deliver to the Corporation its written opinion that such director, officer or employee has met such applicable standards of conduct; or (c) a court of competent jurisdiction has determined that such director, officer or employee has met such standards, in an action brought either by the Corporation, or by the director, officer or employee seeking indemnification, applying de novo such applicable standards of conduct. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the applicable standards of conduct set forth in the first paragraph of this Article IX.


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     As used in this Article IX, the term "liability" shall mean amounts paid in settlement or in satisfaction of judgments or fines or penalties, and the term "expense" shall include, but shall not be limited to, attorneys' fees and disbursements, incurred in connection with the claim, action, suit or proceeding. The corporation may advance expenses to, or where appropriate may at its option and expense undertake the defense of, any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that the person is not entitled to indemnification under this Article IX.

     The provisions of this Article IX shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption thereof, whether arising from acts or omissions to act occurring before or after the adoption hereof. If several claims, issues or matters of action are involved, any such director, officer or employee may be entitled to indemnification as to some matters even though he is not so entitled as to others. The rights of indemnification provided hereunder shall be in addition to any rights to which any director, officer or employee concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs, executors and administrators of any such director, officer or employee.


                                      ARTICLE X

     The name and of the incorporator, a natural person at least eighteen years old, is:


     Hillary Johnson               10 Longs Peak Drive
                                   Broomfield, CO 80021


Verified this 10th day of October, 1994.

                              /s/ Hillary E. Johnson
                              ---------------------------------
                              Incorporator


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                               CONSENT TO APPOINTMENT


     1. THE CORPORATION COMPANY voluntarily consents to serve as registered agent for Efratom Holdings, Inc. on the date shown below;

     2. THE CORPORATION COMPANY knows and understands the duties of a registered agent as set forth in the Colorado Corporation Code.




                                   THE CORPORATION COMPANY



                              BY: /s/ Marcia J. Sunahara
                                  --------------------------------------
                                   Marcia J. Sunahara - Asst. Secy.


                              DATED:   October 11, 1994
                                     -----------------------------------


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